Exhibit 10.9

EXECUTION COPY

LIMITED WAIVER TO

LOAN AND SECURITY AGREEMENT

THIS LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “Waiver”),

dated as of May 21, 2020 (the “Effective Date”), is entered into by and between Exela Receivables 1, LLC, a Delaware limited liability company (“Borrower”), Exela Technologies, Inc., a Delaware corporation, as servicer (“Initial Servicer”) and as performance guarantor (“Performance Guarantor”), Exela Receivables Holdco, LLC, a Delaware limited liability company, as pledgor (“Pledgor” and, together with Borrower, Initial Servicer and Performance Guarantor, “Loan Parties”), the persons from time to time party to the Loan Agreement (as defined below) as lenders (“Lenders”), and TPG Specialty Lending, Inc., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

WHEREAS, Borrower, Initial Servicer, Lenders, Administrative Agent and PNC Bank, National Association are parties to that certain Loan and Security Agreement, dated as of January 10, 2020 (as amended, modified or supplemented from time to time, the “Loan Agreement”).

WHEREAS, Borrower, Initial Servicer, Parent, Performance Guarantor, Pledgor, the Originators, the Administrative Agent, the Lenders and the LC Bank are parties to that certain Amended and Restated Forbearance Agreement, dated as of May 18, 2020 (as further amended, modified or supplemented from time to time, the “Amended and Restated Forbearance Agreement”).

WHEREAS, an Initial Servicer Default exists pursuant to Section 9.04(a) of the Loan Agreement as a result of the existence of certain Events of Default (as set forth in the Amended and Restated Forbearance Agreement) (the “Existing Initial Servicer Default”);

WHEREAS, in addition, the “Specified Defaults” referenced in the Amended and Restated Forbearance Agreement have occurred under the Loan Agreement (such defaults the “Original Defaults”);

WHEREAS, from time to time, prior to the date hereof, Collections in an amount exceeding the Targeted Interim Collection Account Deposit Amount at such time may have been deposited in Interim Collection Accounts (any Unmatured Events of Default or Events of Default arising therefrom, the “Additional Defaults” and, together with the Original Defaults, the “Specified Defaults”)

WHEREAS, Borrower and Initial Servicer have requested that Administrative Agent and Lenders waive the Specified Defaults; and

WHEREAS, Administrative Agent and Lenders have agreed to waive the Specified Defaults on the terms and subject to the conditions set forth in this Waiver.

AGREEMENT

Limited Waiver to Loan and Security Agreement

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Capitalized terms used in this Waiver are defined in the Loan Agreement unless otherwise stated.

ARTICLE II

Conditions Precedent

The effectiveness of this Waiver is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Administrative Agent, unless specifically waived in writing by Administrative Agent:

1.         Administrative Agent shall have received this Waiver duly executed by Borrower and the Initial Servicer;

2.         No Event of Default, Unmatured Event of Default, Unmatured Initial Servicer Default or Initial Servicer Default (other than the Existing Initial Servicer Default and Specified Defaults) shall have occurred and be continuing;

3.         Borrower’s and Initial Servicer’s representations and warranties set forth herein and in the Loan Agreement shall be true and correct in all material respects, except for such representations and warranties that there is no Event of Default, Unmatured Event of Default, Unmatured Initial Servicer Default or Initial Servicer Default to the extent such representations and warranties relate to the Existing Initial Servicer Default and Specified Defaults; and

4.         All corporate proceedings taken in connection with the transactions contemplated by this Waiver and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent.

ARTICLE III

Limited Waiver

3.1       Limited Waiver of Specified Defaults.

(a)        The Borrower and the Initial Servicer have requested that the Administrative Agent and the Lenders waive the Specified Defaults pursuant to Section 14.01 of the Loan Agreement.

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(b)        Subject to the satisfaction of the conditions precedent set forth in Article II above, effective as of the Effective Date, the Administrative Agent and Lenders hereby waive each of the Specified Defaults. For the avoidance of doubt, there shall be no waiver of the Existing Initial Servicer Default; provided that no Existing Initial Servicer Default shall exist and be continuing and shall be hereby waived on and after delivery of all reports required to be delivered pursuant to Section 8.01(a)(i) and Section 8.01(a)(ii) of the Loan Agreement; provided further, that as of such date (i) no other Initial Servicer Default exists and (ii) Liquidity as of each of the preceding 45 calendar days has exceeded $60,000,000.

3.2       No Waiver. The waiver set forth in Section 3.1 of this Waiver is limited to the items specifically referenced therein. Except as specifically set forth in Section 3.1 of this Waiver, nothing contained in this Waiver or any other communication between Administrative Agent, any Loan Party and/or any Lender shall be or be deemed a consent or waiver of the Existing Initial Servicer Default or any other past, present or future condition, violation, Unmatured Event of Default or Event of Default of Borrower or Initial Servicer under the Loan Agreement or any other Transaction Document. Administrative Agent and the Lenders hereby expressly reserve any rights, privileges and remedies under the Loan Agreement and each other Transaction Document (including any and all rights to be indemnified thereunder) and applicable law that Administrative Agent or the Lenders may have with respect to any condition, violation, Unmatured Event of Default or Event of Default, and any failure by Administrative Agent or the Lenders to exercise any right, privilege or remedy as a result of any such condition, violation, Unmatured Event of Default or Event of Default shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Administrative Agent or the Lenders, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any other Transaction Document, (ii) amend or alter any provision of the Loan Agreement or any other Transaction Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of any Loan Party, or any rights, privilege or remedy of Administrative Agent or the Lenders under the Loan Agreement or any other Transaction Document or any other contract or instrument.

3.3       Each Loan Party is hereby notified that irrespective of (i) any waivers or consents granted by Administrative Agent or Lenders regarding the Loan Agreement or any other Transaction Document, (ii) any previous failures or delays of Administrative Agent or Lenders in exercising any right, power or privilege under the Loan Agreement or any other Transaction Document, or (iii) any previous failures or delays of Administrative Agent or Lenders in the monitoring or in the requiring of compliance by any Loan Party with their duties, obligations, and agreements in the Loan Agreement and the other Transaction Documents, each Loan Party will be expected to comply strictly with its duties, obligations and agreements under the Loan Agreement and the other Transaction Documents except as expressly set forth herein.

ARTICLE IV

Ratifications, Representations; Warranties; Release of Claims

4.1      Ratifications. The terms and provisions set forth in this Waiver shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Transaction Documents, and, except as expressly modified and superseded by this Waiver, the

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terms and provisions of the Loan Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Initial Servicer, Guarantor, Pledgor, Lenders and Administrative Agent agree that the Loan Agreement and the other Transaction Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each such party agrees that this Waiver is not intended to and shall not cause a novation with respect to any or all of the obligations under the Loan Agreement or any of the other Transaction Documents and (a) each of Borrower and Initial Servicer hereby affirms its obligations under the Loan Agreement and the other Transaction Documents, including without limitation with respect to any Borrower Obligations accrued and outstanding as of the date hereof,

(b) Guarantor hereby affirms its obligations under the Performance Guaranty and (c) Pledgor hereby affirms its obligations under the Pledge and Guaranty Agreement.

4.2       Representations and Warranties. Each of Borrower and Initial Servicer hereby represents and warrants to Administrative Agent that (a) the execution, delivery and performance of this Waiver and any and all other Transaction Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of such Person and will not violate the organizational documents of such Person; (b) the execution, delivery and performance of this Waiver and any and all other Transaction Documents executed and/or delivered in connection herewith has been fully and validly authorized by such Person; (c) other than the Existing Initial Servicer Default and Specified Defaults, no Unmatured Event of Default or Event of Default under the Loan Agreement has occurred and is continuing; (d) other than the Existing Initial Servicer Default and Specified Defaults, each of Borrower and Initial Servicer is in full compliance in all material respects with all covenants and agreements contained in the Loan Agreement and the other Transaction Documents and (e) except as disclosed to Administrative Agent, none of Borrower or Initial Servicer has amended any of its organizational documents since the date of the Loan Agreement.

4.3       Release of Claims.

(a)        In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and Lenders, their successors and assigns, their present and former shareholders, affiliates, subsidiaries, divisions, and predecessors, and the respective directors, officers, attorneys, employees, agents and other representatives of each of the foregoing (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, each Loan Party or any of their successors, assigns, or other legal representatives now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever arising at any time based on facts or circumstances in existence on or prior to the date of this Waiver and are for or on account of, or in

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relation to, or in any way in connection with any of the Loan Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)        Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)        Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)        Each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by each Loan Party or any other Person pursuant to this Section 4.3. If any Loan Party or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, jointly and severally, in addition to such other damages as any Releasee sustains as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

ARTICLE V

Miscellaneous Provisions

5.1       Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Transaction Document, including, without limitation, any document furnished in connection with this Waiver, shall survive the execution and delivery of this Waiver and the other Transaction Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent and each Lender to rely upon them.

5.2       Expenses of Administrative Agent. As provided in the Loan Agreement, Borrower agrees to pay actual and reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Waiver and the other Transaction Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all reasonable and documented costs and expenses incurred by Administrative Agent and each Lender in connection with the enforcement or preservation of any rights under the Loan Agreement or any other Transaction Documents, including, without, limitation, the reasonable costs and fees of legal counsel.

5.3       Severability. Any provision of this Waiver held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Waiver and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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5.4       Successors and Assigns. This Waiver is binding upon and shall inure to the benefit of Administrative Agent and each Lender, and Borrower and Initial Servicer, and their respective successors and assigns, except that Borrower and Initial Servicer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent.

5.5       Counterparts. This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Waiver may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 5.5, and each party to this Waiver agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Waiver.

5.6       Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent to or for any breach of or deviation from any covenant or condition by Borrower or Initial Servicer shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.7       Headings. The headings, captions, and arrangements used in this Waiver are for convenience only and shall not affect the interpretation of this Waiver.

5.8       Applicable Law. THIS WAIVER AND ALL OTHER TRANSACTION DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.9       Effectiveness. This Waiver shall become effective upon the execution thereof by all parties, and shall cease to be effective (and the provisions of the Loan Agreement and each other Transaction Document amended hereby shall revert to those in existence prior to the execution of this Waiver) at the close of business on May 25, 2020 if the Borrower has not paid in full by May 25, 2020 all costs and expenses of the Administrative Agent (including fees of legal counsel to the Administrative Agent) invoiced on or before May 22, 2020.

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IN WITNESS WHEREOF, this Waiver has been executed and is effective as of the date fust above-written.

BORROWER:

EXELA RECEIVABLES 1, LLC

By:	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	authorized signatory

INITIAL SERVICER AND PERFORMANCE GUARANTOR:

EXELA TECHNOLOGIES, INC.

By :	/s/ Erik Mengwall
Name:	Erik Mengwall
Title:	Secretary

PLEDGOR:

EXELA RECEIVABLES HOLDCO, LLC

By :	/s/ Andrej Jonovic
Name:	Andrej Jonovic
Title:	authorized signatory

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ADMINISTRATIVE AGENT:

TPG SPECIALTY LENDING, INC.

By:	/s/ Robert (Bo) Stanley
Name:	Robert (Bo) Stanley
Title:	President

LENDERS:

TPG SPECIALTY LENDING, INC.

By:	/s/ Robert (Bo) Stanley
Name:	Robert (Bo) Stanley
Title:	President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

S-2	Limited Waiver to Loan and Security Agreement